EXHIBIT 1.1

LAS VEGAS SANDS CORP.

Common Stock, Par Value $0.001 Per Share

Underwriting Agreement

September 13, 2005

Goldman, Sachs & Co.85
Broad Street,New
York, New York 10004

Ladies and Gentlemen:

        Certain stockholders named in Schedule I hereto (the “Selling Stockholders”) of Las Vegas Sands Corp., a Nevada corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to you (the “Underwriter”) an aggregate of 950,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Stock”), of the Company.

    1.               (A) The Company represents, warrants to, and agrees with, the Underwriter that:

    (a)                      A registration statement on Form S-8 (File No. 333-122978) (the “Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Registration Statement and any post-effective amendment has become effective; no other document with respect to the Registration Statement has heretofore been filed with the Commission (other than the prospectus supplement filed with the Commission on August 5, 2005); and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge after reasonable investigation, threatened by the Commission (the various parts of the Registration Statement on Form S-8 including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the Registration Statement at the time such part of the Registration Statement became effective, as amended at the time such part of the Registration Statement became effective are hereinafter collectively called the “Registration Statement”; andthe prospectus, as supplemented by the prospectus supplement filed with the Commission on August 5, 2005 included in the Registration Statement and the prospectus supplement to be filed with the Commission in accordance with Section 5(a) hereof, and including the documents incorporated by reference therein as of the date of such prospectus supplement, is hereinafter called the “Prospectus”); any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;

    (b)        The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act of 1933, as amended (the “Act”) or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you or by a Selling Stockholder expressly for use therein;

    (c)            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

    (d)            Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any material transaction not in the ordinary course of business (other than additional draws made under existing credit facilities), (ii) except as contemplated by the Prospectus, there has not been any change in the Company’s capital stock or increase in long-term debt (other than additional draws made under existing credit facilities) or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock (or other) of the Company or any of its subsidiaries, (iii) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business, whether or not covered by insurance, otherwise than as contemplated by the Prospectus and (iv) since the date of the latest audited financial statements included in the Prospectus and except as contemplated by the Prospectus, there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, business, properties, prospects or condition (financial or otherwise), stockholders’ equity, or results of operations of the Company and its subsidiaries, taken as a whole, nor have any events occurred which, singly or in the aggregate, have a material adverse effect on the sale of the Shares by the Selling Stockholders or the consummation of the transactions contemplated hereby (any change or event described in (iv) of this clause (c), a “Material Adverse Effect”); (e) The Company and its subsidiaries have good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are described in the Prospectus or are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

    (f)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified to do business as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each of Las Vegas Sands, LLC, Interface Group-Nevada, Inc., Lido Casino Resort Holding Company, LLC, Lido Casino Resort, LLC, Phase II Mall Subsidiary, LLC, Phase II Mall Holding, LLC, Venetian Macau Finance Company, Venetian Macau S.A. and Venetian Venture Development Intermediate Limited (collectively, the “Material Subsidiaries”), each of which is a subsidiary of the Company, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be; and each of the subsidiaries of the Company, other than the Material Subsidiaries, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, except where the failure to be in good standing would not have a Material Adverse Effect;

    (g)            Prior to the Time of Delivery (as hereinafter defined), the Company will have an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and immediately prior to the Time of Delivery (as hereinafter defined), will conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock or other ownership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and prior to the Time of Delivery (as hereinafter defined), except as set forth in the Prospectus and other than Marble Works, LLC, will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(h) This Agreement has been duly authorized, executed and delivered by the Company;

    (i)            The sale of the Shares by the Selling Stockholders and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries, is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Certificate of Incorporation or By-laws or limited liability company agreement, as applicable, of the Company or any of its subsidiaries, or (iii) any statute applicable to the Company or any order, rule or regulation applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not have a Material Adverse Effect, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required by the Company for the sale of the Shares by the Selling Stockholders, or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, filings related to the transactions contemplated hereby on Form 4 and Form 8-K with the Commission and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter and such consents, approvals, authorizations, orders, registrations and qualifications that have been obtained and are in full force and effect as of the date hereof;

    (j)            Neither the Company, nor any of its subsidiaries, is (i) in violation of its Certificate of Incorporation or By-laws or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) as would not have a Material Adverse Effect;

    (k)            The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Business-Regulation and Licensing” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

    (l)            Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which now have or could reasonably be expected in the future to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

    (m)            The Company is not and, after giving effect to the sale of the Shares by the Selling Stockholders will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

    (n)            The consolidated historical financial statements, together with related schedules and notes, set forth in the Registration Statement and the Prospectus fairly present the consolidated financial position of the Company at the respective dates indicated and the results of its operations and its cash flows for the respective periods indicated, in accordance with U.S. generally accepted accounting principles consistently applied throughout such periods (except as otherwise disclosed therein). Except as otherwise disclosed in the Prospectus, the historical other financial information and data included in the Registration Statement and the Prospectus are, in all material respects, prepared on a basis consistent with such financial statements and the books and records of the Company;

    (o)            PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

    (p)            Each of the Company and its subsidiaries has complied in all respects with all laws, regulations and orders applicable to it or its businesses including, without limitation, all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder, the laws of the State of Nevada, various regulations of the Nevada Gaming Commission and the general laws, specific gaming laws, various regulations and licensing and regulatory control of the Macau government and Gaming Inspection and Coordination Department, in each case, other than as would not have a Material Adverse Effect;

    (q)            Except as would not, individually or in the aggregate, have a Material Adverse Effect or as otherwise described in the Prospectus, (i) each of the Company and its subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an “Authorization”) of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Prospectus; (ii) all such Authorizations are valid and in full force and effect; and (iii) each of the Company and its subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

    (r)            Each of the Company and its subsidiaries owns or possesses or has the right to use the licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) presently employed by it in connection with, and material to, individually or in the aggregate, its operations, except where the failure to own, possess or have the right to use would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, individually or in the aggregate, has, or, would reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Company and its subsidiaries, the use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries as described in the Prospectus does not infringe on the rights of any person, except as would not, individually or in the aggregate, result in a Material Adverse Effect;

    (s)            All income tax returns required to be filed by the Company and its subsidiaries in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith, except where the failure to so file any such returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no income tax returns of the Company or its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice), where the findings of such audit could reasonably be expected to result in a Material Adverse Effect. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest;

    (t)            Except as disclosed in the Prospectus, including, without limitation in the caption entitled “Risk Factors—Our insurance coverage may not be adequate to cover all possible losses that the Venetian Casino Resort, the Sands Expo Center or the Sands Macao could suffer. In addition, our insurance costs may increase and we may not be able to obtain the same insurance coverage in the future”, each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with the Company’s reasonable business judgment to protect the Company, its subsidiaries and their businesses. Except as disclosed in the Prospectus, including, without limitation in the caption entitled “Risk Factors—Our insurance coverage may not be adequate to cover all possible losses that the Venetian Casino Resort, the Sands Expo Center or the Sands Macao could suffer. In addition, our insurance costs may increase and we may not be able to obtain the same insurance coverage in the future”, all such insurance is outstanding and duly in force in all material respects on the date hereof and will be outstanding and duly in force in all material respects at the Time of Delivery;

    (u)            Except as disclosed in the Prospectus, there are no material business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and such business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationships and transactions so described;

    (v)            Each of the Company and its subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except for any non-compliance which would not have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability, except such as would not have a Material Adverse Effect; each of the Company and its subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), in each case, except as would not have a Material Adverse Effect; and each “pension plan” for which the Company or any of its subsidiaries would have any liability, except as would not have a Material Adverse Effect, that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, in each case, as would not have a Material Adverse Effect;

    (w)            There is, except as set forth in the Prospectus, (i) no material unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of each of the Company and its subsidiaries threatened against it, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the best knowledge of each of the Company and its subsidiaries threatened against it, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries nor, to the best knowledge of each of the Company and its subsidiaries, threatened against it and (iii) to the best knowledge of each of the Company and its subsidiaries, no union representation question existing with respect to the employees of the Company, or any of its subsidiaries, and, to the best knowledge of each of the Company and its subsidiaries, no union organizing activities are taking place, except, in each case of (i), (ii) or (iii), as would not have a Material Adverse Effect;

    (x)            Each of the Company and its subsidiaries has reviewed the effect of Environmental Laws (as defined below) and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants on the business, assets, operations and properties of the Company and its subsidiaries, as applicable, and identified and evaluated associated costs and liabilities (including, without limitation, any material capital and operating expenditures required for clean-up, closure of properties and compliance with environmental, safety or similar laws or regulations applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, each of the Company and its subsidiaries has reasonably concluded that such associated costs and liabilities would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has violated any Environmental Laws, lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval, in each case, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect; (y) Neither the Company nor any of its subsidiaries or to any of their knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries (i) has used any corporate funds during the last five years for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except, in each case, such as would not have a Material Adverse Effect;

    (z)            Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with U.S. management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

    (aa)            Other than as contemplated by or described in this Agreement and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement; and

    (bb)            Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel to the Underwriter pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

    (B)        Each of the Selling Stockholders severally represents and warrants to, and agrees with, the Underwriter and the Company that:

    (a)               All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained except for such consents, approvals, authorization and orders as would not materially interfere with the consummation of the transactions contemplated hereby; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

    (b)               The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject except for such conflict, breach, violation or defaults as would not materially interfere with the consummation of the transactions contemplated hereby, nor will such action result in any violation of the provisions of any statute applicable to such Selling Stockholder or any order, rule or regulation applicable to such Selling Stockholder of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder except for such violations as would not materially interfere with the consummation of the transactions contemplated hereby;

    (c)               Immediately prior to the Time of Delivery, such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter;

    (d)               Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

    (e)               To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

    (f)               During the period beginning from the date hereof and continuing to and including the Time of Delivery (the “Lock-Up Period”), not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement) (the “Lock-Up Securities”), without your prior written consent. Notwithstanding the foregoing, the Selling Stockholders may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, provided that no direct or indirect offers, sales agreements to offer or sell, solicitations of offers to purchase, swaps, or other disposals of, or transactions in, any Lock-Up Securities may be effected pursuant to such plan during the Lock-Up Period; provided, however, that in any such case, it shall be a condition to entering into such trading plan that no filing by any party (transferee or transferor) under Section 16(a) of or Regulation 13D-G under the Exchange Act shall be required or shall be made voluntarily in connection with entering into such trading plan; and

    (g)               In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or W-8, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

    2.               Subject to the terms and conditions herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees, to purchase from each of the Selling Stockholders, the Shares, at a purchase price per share of $35.64 in the amounts set forth on Schedule I hereto.

3. Upon the delivery of the Shares by the Selling Stockholders to the Underwriter, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

    4.               (a) The Shares to be purchased by each the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by each of the Selling Stockholders to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on September 19, 2005 or such other time and date as the Underwriter and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

    (b)               The documents to be delivered at theTime of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 7(n) hereof, will be delivered at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriter:

    (a)            To prepare the prospectus supplement in a form approved by you (such approval not to be unreasonably delayed) and to file such prospectus supplement pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

    (b)            Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject;

    (c)            Prior to 12:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

    (d)            To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

    (e)            During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders and not available through the Commission’s Electronic Data Gathering, Analysis and Retrieval system, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and not available through the Commission’s Electronic Data Gathering, Analysis and Retrieval system; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no such additional information shall be required except to the extent the disclosure of additional information will not result in a violation of Regulation FD (without requiring new disclosures to third parties in order to avoid violation of Regulation FD); and provided, further, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website;

    (f)            Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

    6.               The Company and each of the Selling Stockholders covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state and foreign securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriter will pay all of its own costs and expenses, including the fees and disbursements of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers they may make.

    7.               The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties of the Company and of the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholdersshall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

    (a)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

    (b)            Latham & Watkins LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, with respect to matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

    (c)            Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit A hereto; (d) Lionel Sawyer & Collins, Nevada counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit B hereto;

(e) Jorge Valente, Macau counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit C hereto;

(f) Walkers, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit D hereto;

    (g)            Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Stockholders, shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Exhibit E hereto;

    (h)            At the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect substantially set forth in Annex I hereto to the extent applicable;

    (i)            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the member’s equity or capital stock, as applicable, increase in long-term debt (other than additional draws made under existing credit facilities) or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

    (j)                   On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s or its subsidiaries’ debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or its subsidiaries’ debt securities;

    (k)        On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;(ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

    (m)            The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (i) of this Section and as to such other matters as you may reasonably request;

    (n)            Latham & Watkins LLP shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

    8.               (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter or the Selling Stockholders expressly for use therein.

    (b)               Each of the Selling Stockholders will indemnify severally and not jointly and hold harmless the Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which the Underwriter and the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse the Underwriter and the Company for any legal or other expenses reasonably incurred by the Underwriter and the Company in connection with investing or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; provided, further, that the liability of each Selling Stockholder pursuant to this subsection (b) shall not exceed the net proceeds received after underwriting commissions and discounts from the sale of the Shares by such Selling Stockholder pursuant to this Agreement.

    (c)               The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or the Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company and the Selling Stockholder, in connection with investigating or defending any such action or claim as such expenses are incurred.

    (d)               Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) and (c) above, as applicable. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent (which consent shall not be unreasonably withheld).

    (e)               If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price (less underwriting commissions and discounts) at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds received after the underwriting commission and discounts from the sale of the Shares by such Selling Stockholder pursuant to this Agreement exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (f)               The obligations of both the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

    9.               The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

    10.               If the Underwriter defaults in its obligation to purchase the Shares at the Time of Delivery, the Selling Stockholders shall not be under any liability to the Underwriter except as provided in Sections 6 and 8 hereof. If for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company and the Selling Stockholders will reimburse you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but none of the Company, nor any of the Selling Stockholders shall then be under further liability to the Underwriter except as provided in Sections 6 and 8 hereof.

    11.               All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to the Selling Stockholders, the address set forth in Schedule I hereto; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

    12.               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, the Selling Stockholders and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

13. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    15.               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    16.               Each of the Company and the Selling Stockholders is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriter imposing any limitation of any kind.

    17.               The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have consulted their own respective legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

        If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriter, the Company and the Selling Stockholders.

Very truly yours,

LAS VEGAS SANDS CORP. By: /s/ Bradley K. Serwin —————————————— Name: Bradley K. Serwin Title: General Counsel and Secretary

By: /s/William P. Weidner —————————————— Name: William P. Weidner

By: /s/Bradley H. Stone —————————————— Name: Bradley H. Stone

By: /s/Dan Raviv —————————————— Name: Dan Raviv

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:       /s/ Goldman, Sachs & Co.
            ——————————————
               (Goldman, Sachs & Co.)

Schedule I Selling Stockholders

Selling Stockholder	Total Number of Shares to be Sold	Address of Selling Stockholder

William P. Weidner	300,000	3355 Las Vegas
		Boulevard South,
		Las Vegas, Nevada 89109

Bradley H. Stone	300,000	3355 Las Vegas
		Boulevard South,
		Las Vegas, Nevada 89109

Dan Raviv	350,000	3355 Las Vegas
		Boulevard South,
		Las Vegas, Nevada 89109

Total	950,000

ANNEX I

        Pursuant to Section 7(h) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriter to the effect that:

    (i)        They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

    (ii)        In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriter (the “Underwriter”);

    (iii)They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

    (iv)        The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

    (v)        They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K; ‘

    (vi)        On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)	(i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B)	any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

(C)	the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

(D)	any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)	as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F)	for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

    (vii)       In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriter, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Exhibit A

Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

(i)     Each of Lido Intermediate Holding Company, LLC, Venetian Hotel Operations, LLC, Mall Intermediate Holding Company, LLC and Grand Canal Shops Mall Subsidiary, LLC (collectively, the “Subsidiaries”) has been duly formed. Each of the Subsidiaries, Venetian Transport, LLC, Lido Casino Resort Holding Company, LLC and Phase II Mall Subsidiary, LLC (collectively, and together with the Subsidiaries, the “Delaware Subsidiaries”) is validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)     All of the issued membership interests of the Delaware Subsidiaries have been duly and validly authorized and, except as otherwise set forth in the Prospectus, to such counsel’s knowledge, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(iii)     Except as set forth in the Prospectus, such counsel has no knowledge of any material legal or governmental proceedings (other than proceedings or applications for approvals of applications initiated by the Company) pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which now have or could reasonably be expected in the future to have a Material Adverse Effect;

(iv)     The sale of the Shares being delivered at the Time of Delivery by the Selling Stockholders, the compliance by the Company with all of the provisions of this Agreement and the performance by the Company of their obligations under this Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed on a Schedule A to such opinion to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the provisions of the certificate of formation or limited liability company agreements of the Delaware Subsidiaries or (C) any Applicable Law (as defined below) applicable to the Company or any order, rule or regulation applicable to the Company of any federal or New York court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties known to such counsel (other than any conflict, breach, violation or default under any state securities law or Blue Sky laws, gaming laws or foreign securities laws (as to which no opinion is expressed)), except, in the case of clauses (A) and (C), for any such conflict, breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect;

(v)     No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority (as defined below), which has not been taken, obtained or made, is required by the Company under any Applicable Law for the sale of the Shares or the performance by the Company of its obligations under this Agreement, except for the registration under the Act of the Shares, and such consents, approvals, authorizations, filings, registrations or qualifications as may be required under state securities or Blue Sky laws and as to which such counsel expresses no opinion;

(vi)     The Company is not, nor, after giving effect to the sale of the Shares by the Selling Stockholders, will be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(vii)     Each document filed under the Exchange Act and incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements, financial statement schedules and other financial data included in either of them, as to which such counsel expresses no opinion), when they became effective or were filed with the Commission, as the case may be, appeared on its face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(viii)     The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements, financial statement schedules and other financial data included or omitted from either of them, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder;

(ix)     Such counsel does not know of any contract or other document which is required to be filed as an exhibit to the Registration Statement by the Act or the rules and regulations thereunder which has not been so filed or incorporated by reference as an exhibit to the Registration Statement as permitted by such rules and regulations.

        For purposes of this opinion, the term “Applicable Law” means the Limited Liability Company Act of the State of Delaware and those laws, rules and regulations of the United States of America and the State of New York, in each case, which in our experience are normally applicable to the transactions of the type contemplated by this Agreement.

        For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

        Such counsel has participated in the preparation of the Registration Statement and the Prospectus and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in either of them (other than as explicitly stated in paragraph (vi) above), based upon such participation (and relying as to materiality to the extent such counsel deemed reasonable on officers, employees and other representatives of the Company), no facts have come to such counsel’s attention that led such counsel to believe that (a) the Registration Statement or any amendment, (except for the financial statements, financial statement schedules and other financial data included or omitted from those documents, as to which such counsel expresses no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any amendment or supplement (except for the financial statements, financial statement schedules and other financial data included or omitted from those documents, as to which such counsel expresses no such belief), at the time the Prospectus was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B

Form of Opinion of Lionel Sawyer & Collins

(i)     The Company and each of the Nevada Subsidiaries has been duly incorporated or formed and is validly existing in good standing under the laws of the Nevada, with power and authority (corporate and limited liability company, as the case may be) to own its properties and conduct its business as described in the Prospectus; provided, however, that (a) Las Vegas Sands, LLC, and Venetian Casino Resort, LLC are the only such entities that have the organizational power and authority to engage in the gaming business; and (b) Grand Canal Shops Mall MM Subsidiary, Inc. is authorized only to own a membership interest in and serve as the managing member of Grand Canal Shops Mall Subsidiary, LLC, to engage in transactions with certain affiliates and to engage in other activities incidental or ancillary thereto;

(ii)     All of the issued shares of capital stock or membership interests of the Nevada Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus and except as to a minority ownership interest in Marble Works, LLC, issued to David Allsop, to such counsel’s knowledge, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(iii)     The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

(iv)     The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement;

(v)     This Agreement has been duly authorized, executed and delivered by the Company;

(vi)     The sale of the Shares by the Selling Stockholders and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the articles of incorporation or articles of organization (as applicable) or the by-laws or operating agreement (as applicable) of the Company and each of the Nevada Subsidiaries or any Nevada statute, rule or regulation or, to such counsel’s knowledge, order, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries;

(vii)     No consent, approval, authorization, order, registration or qualification of or with any Nevada governmental agency, body or, to such counsel’s knowledge, court, having jurisdiction over the Company or any of its subsidiaries or properties is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter (as to which such counsel need express no opinion) or which have been obtained, given or made;

(viii)     To such counsel’s knowledge, none of the Company nor any of its subsidiaries is in violation of its articles of incorporation, by-laws or operating agreement, as applicable, or, except as disclosed in the Prospectus, in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(ix)     The statements set forth in the Prospectus under the captions “Risk Factors—Risks Associated with our Las Vegas Operations—The loss of our gaming license or our failure to comply with the extensive regulations that govern our operations could have an adverse effect on our financial condition, results of operations or cash flows,” “Risk Factors—Risks Associated with our International Operations—Certain gaming laws apply to our planned gaming activities and associations in other jurisdictions where we operate or plan to operate,” “Business—Regulation and Licensing—State of Nevada,” insofar as they purport to describe the provisions of the laws referred to therein and “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares, are accurate, complete and fair in all material respects;

(x)     Except as described in the Prospectus, such counsel has no knowledge of (a) the failure of the Company or any of its subsidiaries to obtain any certificate, consent, order, permit, license, authorization or other approval (each an “Authorization”) of and from, or to make any declaration or filing with, any federal, state, local or other governmental authority, self-regulatory organization or court or other tribunal, necessary or required to engage in the business currently conducted by it in the manner described in the Prospectus or (b) of the failure of the Company or any of its subsidiaries to be in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

Exhibit C

Form of Opinion of Macau counsel

    (i)        Venetian Macau S.A. and Venetian Cotai, S.A. (the “Macau Subsidiaries”) have been duly incorporated or formed and are validly existing in good standing under the laws of Macau, and Venetian Macau S.A. has corporate power and authority to own its properties and conduct its business as described in the Prospectus.

    (ii)        All of the issued shares of capital stock of the Macau Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and are registered respectively in the names of (i) Venetian Venture Development Intermediate Limited, Mr. Joaquim Jorge Neto Perestrelo Neto Valente and Mr. Bradley Hunter Stone, with respect to Venetian Macau S.A. and (ii) Venetian Macau S.A., Mr. William Peter Weidner and Mr. Joaquim Jorge Perestrelo Neto Valente with respect to Venetian Cotai, S.A.

    (iii)        The statements set forth in the Prospectus under the captions “Risk Factors – Risks Associated with our International Operations – The Macau government can terminate our subconcession under certain circumstances without compensation to us, which could have a material adverse effect on our operations and financial condition” and “Business – Regulation and Licensing – Macau”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair in all material respects.

    (iv)        We have no knowledge of (a) the failure of the Macau Subsidiaries to obtain any certificate, consent, order, permit, license, authorization or other approval (each an “Authorization”) of and from, or to make any declaration or filing with, any Macau governmental authority, Macau self-regulatory organization or Macau court or other tribunal, necessary or required to engage in the business currently conducted by it or (b) the failure of the Macau Subsidiaries to be in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the Macau regulatory authorities and governing bodies having jurisdiction with respect thereto.

Exhibit D

Form of Opinion of Cayman Islands counsel

1.	Each of the Companies is an exempted company duly incorporated and validly existing under the laws of the Cayman Islands.

2.	Each of the Companies is in good standing under the laws of the Cayman Islands.

3.	Section 38 of the Companies Law (as amended) of the Cayman Islands (the “Companies Law”) provides, inter alia, that every “person who has agreed to become a member of a company and whose name is entered on the register of members, shall be deemed to be a member of the company”. Section 48 of the Companies Law provides that “the register of members shall be prima facie evidence of any matters by this Law directed or authorised to be inserted therein”. Based solely upon our review of the Register of Members of Venetian Venture Development Intermediate Limited, legal title to a total of 1 share in the capital of Venetian Venture Development Intermediate Limited is held by Venetian Venture Development Intermediate II. Based solely upon our review of the Register of Members of Venetian Venture Development Intermediate I, legal title to a total of 1 share in the capital of Venetian Venture Development Intermediate I is held by Venetian Venture Development LLC. Based solely upon our review of the Register of Members of Venetian Venture Development Intermediate II, legal title to a total of 1 share in the capital of Venetian Venture Development Intermediate II is held by Venetian Venture Development Intermediate I. Each of the above-referred shares has been duly issued.

For purposes of this opinion, “Companies” shall include Venetian Venture Development Intermediate Limited, Venetian Venture Development Intermediate I and Venetian Venture Development Intermediate II.

Exhibit E

Form of Opinion of Selling Stockholders counsel

1.	With respect to each Selling Stockholder, the Underwriting Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by each Selling Stockholder under the Underwriting Agreement and the compliance by such Selling Stockholder with all of the provisions of the Underwriting Agreement with respect to such Shares (a) will not breach or result in a default under, any agreement or instrument known to us to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, other than any breaches or defaults that could not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to consummate the transactions contemplated by the Underwriting Agreement, and (b) with respect to any Selling Stockholder, will not violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, other than any violation that could not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to consummate the transactions contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case, which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that “Applicable Law” does not include the antifraud provisions of the securities laws of any applicable jurisdiction or any state securities or Blue Sky laws of the various States.

2.	With respect to each Selling Stockholder, to our knowledge, no consent, approval, authorization or order of any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws, as to which we express no opinion) is required under any Applicable Law for the performance by such Selling Stockholder of his obligations under the Underwriting Agreement in connection with the Shares to be sold by such Selling Stockholder thereunder, except for the filings (if any) by the Selling Stockholders with the Securities and Exchange Commission required pursuant to Section 13(d), Section 13(f) or Section 16 of the Securities Exchange Act of 1934, as amended. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the United States of America.

3.	Each Selling Stockholder is the record owner of the Shares to be sold by such Selling Stockholder pursuant to the Underwriting Agreement.

4.	Assuming the Underwriter acquires its interest in the Shares it has purchased under the Underwriting Agreement in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code in effect in the State of New York in the date of this letter (the “NY-UCC”)) with respect to the Shares, (i) each Underwriter that has purchased the Shares delivered on the date hereof to The Depository Trust Company (assuming The Depository Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC) or other securities intermediary (assuming such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC) by making payment therefor as provided in the Underwriting Agreement, and that has had the Shares credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the NY-UCC, assuming that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the NY-UCC) for the securities account or accounts is the State of New York) of such Underwriter maintained by The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NY-UCC) to such Shares purchased by such Underwriter, and (ii) no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the NY-UCC) may be asserted against such Underwriter with respect to such Shares.